Exhibit 99

[LOGO]
NEWS
KADANT
AN ACCENT ON INNOVATION
One Technology Park Drive
Westford, MA 01886

Investor contact: Thomas M. O’Brien, 978-776-2000
Media contact: Wes Martz, 269-278-1715

Kadant Reports 2015 First Quarter Results
Achieves Record Parts and Consumables Revenue and Bookings

WESTFORD, Mass., May 4, 2015 - Kadant Inc. (NYSE:KAI) reported its financial results for the first quarter ended April 4, 2015.

First Quarter 2015 Financial Highlights

•
GAAP diluted earnings per share (EPS) from continuing operations increased 38% to $0.62 in the first quarter of 2015 compared to $0.45 in the first quarter of 2014. The first quarter of 2015 included a $0.04 unfavorable effect of foreign currency translation compared to the first quarter of 2014. Guidance was $0.57 to $0.59.

•	Net income from continuing operations increased 35% to $7 million in the first quarter of 2015 compared to $5 million in the first quarter of 2014.

•	Adjusted diluted EPS increased 5% to $0.63 in the first quarter of 2015 compared to $0.60 in the first quarter of 2014.

•
Revenue decreased 1% to $92 million in the first quarter of 2015 compared to $93 million in the first quarter of 2014, including an $8 million, or 8%, decrease from the unfavorable effects of foreign currency translation and a $2 million, or 2%, increase from acquisitions. Excluding acquisitions and the foreign currency translation effect, revenue increased 5% in the first quarter of 2015 compared to the first quarter of 2014.

•
Parts and consumables revenue increased 8% to a record $65 million in the first quarter of 2015, compared to the first quarter of 2014, and represented 71% of total revenue. Excluding a $6 million unfavorable effect of foreign currency translation, parts and consumables revenue increased 17% compared to the first quarter of 2014.

•	Gross margin was 48.1% in the first quarter of 2015, compared to 45.2% in the first quarter of 2014 and was the second highest in the Company’s history.

•	Operating income increased 36% to $10 million in the first quarter of 2015 compared to the first quarter of 2014 and represented 11.2% of revenue.

•
Bookings decreased 6% to $108 million in the first quarter of 2015 compared to $115 million in the first quarter of 2014, including a $9 million, or 8%, decrease from the unfavorable effects of foreign currency translation and a $2 million, or 2%, increase from acquisitions. Excluding acquisitions and the foreign currency translation effect, bookings were flat in the first quarter of 2015 compared to the first quarter of 2014. Book-to-bill ratio was 1.17.

•	Parts and consumables bookings were a record $68 million in the first quarter of 2015, increasing 4% compared to the first quarter of 2014. Excluding a $6 million unfavorable effect of foreign currency translation, parts and consumables bookings increased 13% compared to the first quarter of 2014.

•	Backlog was a record $136 million at the end of the first quarter of 2015.

•	Quarterly dividend increased from $0.15 to $0.17 per share in March 2015.

Note: Adjusted diluted EPS and adjusted EBITDA are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures” and in the reconciliation tables below.

Management Commentary

“We had a solid first quarter of 2015 with a record backlog, strong bookings, and excellent gross margin along with better-than-expected earnings per share performance,” said Jonathan W. Painter, president and chief executive officer of Kadant Inc. “Our diluted earnings per share from continuing operations was $0.62 in the first quarter of 2015 which exceeded our guidance of $0.57 to $0.59. Our operating margin increased to 11.2 percent in the first quarter of 2015 compared to 8.2 percent in the first quarter of 2014.

“Revenue of $92 million in the first quarter of 2015 was down one percent compared to the first quarter of 2014 and was significantly impacted by the effect of foreign currency translation. Excluding the effects of foreign currency translation and acquisitions, our internal revenue growth was five percent in the first quarter of 2015. Our parts and consumables revenue was a record $65 million in the first quarter of 2015 and made up 71 percent of our total revenue.”

First Quarter 2015

Kadant reported revenue of $92.3 million in the first quarter of 2015, a decrease of $1.1 million, or one percent, compared with $93.4 million in the first quarter of 2014. Revenue for the first quarter of 2015 included $1.8 million from acquisitions and a $7.6 million decrease from foreign currency translation compared to the first quarter of 2014. Operating income from continuing operations increased 36 percent to $10.4 million in the first quarter of 2015 compared to $7.6 million in the first quarter of 2014. Operating income included $0.1 million of expense related to acquired inventory and backlog and $0.1 million of restructuring costs in the first quarter of 2015 compared to $2.0 million of expense related to acquired inventory and backlog and $0.3 million of restructuring costs in the first quarter of 2014. Adjusted operating income, a non-GAAP measure, was $10.6 million in the first quarter of 2015 compared to $10.0 million in the first quarter of 2014.

Net income from continuing operations was $6.8 million in the first quarter of 2015, or $0.62 per diluted share, compared to $5.1 million, or $0.45 per diluted share, in the first quarter of 2014. Net income from continuing operations in the first quarter of 2015 included a $0.1 million, or $0.01 per diluted share, after-tax restructuring cost. Net income from continuing operations in the first quarter of 2014 included after-tax restructuring costs of $0.2 million, or $0.02 per diluted share, and after-tax expense of $1.5 million, or $0.13 per diluted share, related to acquired inventory and backlog. Adjusted net income, a non-GAAP measure, was $7.0 million, or $0.63 per diluted share, in the first quarter of 2015 compared to $6.8 million, or $0.60 per diluted share, in the first quarter of 2014.

Adjusted Net Income and Adjusted Diluted EPS Reconciliation (non-GAAP)	Three Months Ended Apr. 4, 2015		Three Months Ended Mar. 29, 2014
	($ in millions)	Diluted EPS	($ in millions)	Diluted EPS
Income and Diluted EPS from continuing operations, as reported	$6.8	$0.62	$5.1	$0.45
Adjustments for the following:
Amortization of acquired backlog and profit in inventory, net of tax	0.1	—	1.5	0.13
Restructuring costs, net of tax	0.1	0.01	0.2	0.02
Adjusted Net Income and Adjusted Diluted EPS	$7.0	$0.63	$6.8	$0.60

Guidance

“Our solid start to 2015 and record backlog has positioned us well for another good year,” Mr. Painter continued. “We anticipate that a higher gross margin will outweigh the negative impact of foreign currency translation on our diluted EPS for the full year and we are maintaining our guidance for GAAP diluted EPS from continuing operations of $3.05 to $3.15. However, we are lowering our full year revenue guidance due entirely to the negative effects of foreign currency translation and we now expect revenue of $403 to $410 million, revised from our previous guidance of $413 to $423 million. For the second quarter of 2015, we expect to achieve GAAP diluted EPS from continuing operations of $0.69 to $0.71 on revenue of $95 to $97 million.”

Conference Call

Kadant will hold a webcast with a slide presentation for investors on Tuesday, May 5, 2015, at 11 a.m. eastern time to discuss its first quarter performance, as well as future expectations. To access the webcast, including the slideshow and accompanying audio, go to www.kadant.com and click on “Investors”. To listen to the webcast via teleconference, call 877-703-6107 within the U.S., or +1-857-244-7306 outside the U.S. and reference participant passcode 83375884. Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. An archive of the webcast presentation will be available on our Web site until June 5, 2015.

Shortly after the webcast, Kadant will post its updated general investor presentation incorporating the first quarter results on its Web site at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding acquisitions and the effect of foreign currency translation, adjusted operating income, adjusted net income, adjusted diluted EPS, earnings before interest, taxes, depreciation, and amortization (EBITDA) and adjusted EBITDA.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors to gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Revenue included $1.8 million from acquisitions and $7.6 million of unfavorable foreign currency translation effects in the first quarter of 2015. We present increases or decreases in revenue excluding the effects of acquisitions and foreign currency translation to provide investors insight into underlying revenue trends.

Adjusted operating income, adjusted EBITDA, adjusted net income, and adjusted diluted EPS exclude restructuring costs and expense related to acquired inventory and backlog. These items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs or other income or none at all.

Adjusted operating income and adjusted EBITDA exclude:

•	Pre-tax restructuring costs of $0.1 million and $0.3 million in the first quarter of 2015 and 2014, respectively.

•	Pre-tax expense related to acquired inventory and backlog of $0.1 million and $2.0 million in the first quarter of 2015 and 2014, respectively.

Adjusted net income and adjusted diluted EPS exclude:

•	After-tax restructuring costs of $0.1 million in the first quarter of 2015 and $0.2 million ($0.3 million net of tax of $0.1 million) in first quarter of 2014.

•	After-tax expense related to acquired inventory and backlog of $0.1 million in the first quarter of 2015 and $1.5 million ($2.0 million net of tax of $0.5 million) in the first quarter of 2014.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

-more-

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended
Consolidated Statement of Income	April 4, 2015	March 29, 2014

Revenues	$92,251	$93,367
Costs and Operating Expenses:
Cost of revenues	47,914	51,187
Selling, general, and administrative expenses	32,222	32,482
Research and development expenses	1,660	1,749
Restructuring costs	84	328
	81,880	85,746
Operating Income	10,371	7,621
Interest Income	53	222
Interest Expense	(231)	(306)
Income from Continuing Operations Before Provision
for Income Taxes	10,193	7,537
Provision for Income Taxes	3,268	2,352
Income from Continuing Operations	6,925	5,185
Income (Loss) from Discontinued Operation, Net of Tax	65	(5)
Net Income	6,990	5,180
Net Income Attributable to Noncontrolling Interest	(93)	(127)
Net Income Attributable to Kadant	$6,897	$5,053

Amounts Attributable to Kadant:
Income from Continuing Operations	$6,832	$5,058
Income (Loss) from Discontinued Operation, Net of Tax	65	(5)
Net Income Attributable to Kadant	$6,897	$5,053

Earnings per Share from Continuing Operations
Attributable to Kadant:
Basic	$0.63	$0.45
Diluted	$0.62	$0.45

Earnings per Share Attributable to Kadant:
Basic	$0.63	$0.45
Diluted	$0.62	$0.45

Weighted Average Shares:
Basic	10,892	11,132
Diluted	11,086	11,314

-more-

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Revenues by Product Line	April 4, 2015	March 29, 2014	(Decrease)	Translation (a,b)
Stock-Preparation	$30,646	$26,174	$4,472	$6,467
Doctoring, Cleaning, & Filtration	27,286	27,009	277	2,535
Fluid-Handling	22,723	25,001	(2,278)	93
Papermaking Systems	80,655	78,184	2,471	9,095
Wood Processing Systems	7,772	11,273	(3,501)	(2,510)
Fiber-Based Products	3,824	3,910	(86)	(86)
	$92,251	$93,367	$(1,116)	$6,499

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Sequential Revenues by Product Line	April 4, 2015	Jan. 3, 2015	(Decrease)	Translation (a,b)
Stock-Preparation	$30,646	$33,828	$(3,182)	$(2,201)
Doctoring, Cleaning, & Filtration	27,286	30,497	(3,211)	(2,042)
Fluid-Handling	22,723	25,346	(2,623)	(1,381)
Papermaking Systems	80,655	89,671	(9,016)	(5,624)
Wood Processing Systems	7,772	12,057	(4,285)	(3,564)
Fiber-Based Products	3,824	3,478	346	346
	$92,251	$105,206	$(12,955)	$(8,842)

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Revenues by Geography (c)	April 4, 2015	March 29, 2014	(Decrease)	Translation (a,b)
North America	$57,091	$53,542	$3,549	$5,266
Europe	16,256	20,489	(4,233)	(459)
Asia	13,130	10,168	2,962	4,042
Rest of World	5,774	9,168	(3,394)	(2,350)
	$92,251	$93,367	$(1,116)	$6,499

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Sequential Revenues by Geography (c)	April 4, 2015	Jan. 3, 2015	(Decrease)	Translation (a,b)
North America	$57,091	$54,755	$2,336	$3,459
Europe	16,256	24,741	(8,485)	(6,612)
Asia	13,130	16,855	(3,725)	(3,209)
Rest of World	5,774	8,855	(3,081)	(2,480)
	$92,251	$105,206	$(12,955)	$(8,842)

-more-

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Bookings by Product Line	April 4, 2015	March 29, 2014	(Decrease)	Translation (a)
Bookings from Continuing Operations:
Stock-Preparation	$44,343	$43,823	$520	$3,023
Doctoring, Cleaning, & Filtration	27,048	32,269	(5,221)	(3,061)
Fluid-Handling	26,092	27,874	(1,782)	1,147
Papermaking Systems	97,483	103,966	(6,483)	1,109
Wood Processing Systems	7,990	7,804	186	1,205
Fiber-Based Products	2,524	2,935	(411)	(411)
	$107,997	$114,705	$(6,708)	$1,903

	Three Months Ended
Business Segment Information	April 4, 2015	March 29, 2014
Gross Profit Margin:
Papermaking Systems	47.5%	47.5%
Other	52.1%	33.0%
	48.1%	45.2%

Operating Income:
Papermaking Systems	$12,283	$9,410
Corporate and Other	(1,912)	(1,789)
	$10,371	$7,621

Adjusted Operating Income (f):
Papermaking Systems	$12,506	$9,799
Corporate and Other	(1,912)	161
	$10,594	$9,960

Capital Expenditures from Continuing Operations:
Papermaking Systems	$952	$517
Corporate and Other	264	22
	$1,216	$539

-more-

	Three Months Ended
Cash Flow and Other Data from Continuing Operations	April 4, 2015	March 29, 2014
Cash (Used in) Provided by Operations	$(4,523)	$6,202
Depreciation and Amortization Expense	2,910	3,045

Balance Sheet Data	April 4, 2015	Jan. 3, 2015
Assets
Cash, Cash Equivalents, and Restricted Cash	$43,211	$45,793
Accounts Receivable, net	61,024	58,508
Inventories	60,644	55,223
Unbilled Contract Costs and Fees	3,238	5,436
Other Current Assets	20,032	18,714
Property, Plant and Equipment, net	43,451	44,965
Intangible Assets	43,256	46,954
Goodwill	121,457	127,882
Other Assets	10,818	10,272
	$407,131	$413,747
Liabilities and Stockholders' Equity
Accounts Payable	$26,484	$27,233
Short- and Long-term Debt	30,750	25,861
Other Liabilities	91,630	95,194
Total Liabilities	148,864	148,288
Stockholders' Equity	258,267	265,459
	$407,131	$413,747

-more-

Adjusted Operating Income and Adjusted EBITDA		Three Months Ended
Reconciliation		April 4, 2015	March 29, 2014
Consolidated
	Net Income Attributable to Kadant	$6,897	$5,053
	Net Income Attributable to Noncontrolling Interest	93	127
	(Income) Loss from Discontinued Operation, Net of Tax	(65)	5
	Provision for Income Taxes	3,268	2,352
	Interest Expense, net	178	84
	Operating Income	10,371	7,621
	Restructuring Costs	84	328
	Acquired Backlog Amortization (d)	91	316
	Acquired Profit in Inventory (e)	48	1,695
	Adjusted Operating Income (b)	10,594	9,960
	Depreciation and Amortization	2,819	2,729
	Adjusted EBITDA (b)	$13,413	$12,689

Papermaking Systems
	Operating Income	$12,283	$9,410
	Restructuring Costs	84	328
	Acquired Backlog Amortization (d)	91	—
	Acquired Profit in Inventory (e)	48	61
	Adjusted Operating Income (b)	12,506	9,799
	Depreciation and Amortization	2,072	1,961
	Adjusted EBITDA (b)	$14,578	$11,760

Corporate and Other
	Operating Loss	$(1,912)	$(1,789)
	Acquired Backlog Amortization (d)	—	316
	Acquired Profit in Inventory (e)	—	1,634
	Adjusted Operating (Loss) Income (b)	(1,912)	161
	Depreciation and Amortization	747	768
	Adjusted EBITDA (b)	$(1,165)	$929

(a)
Represents the increase (decrease) resulting from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(b)	Represents a non-GAAP financial measure.

(c)	Geographic revenues are attributed to regions based on customer location. Prior period amounts presented for China, South America, and Other have been recast to conform to the current presentation.

(d)	Represents intangible amortization expense associated with acquired backlog.

(e)	Represents expense within cost of revenues associated with acquired profit in inventory.

(f)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

-more-

About Kadant

Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with revenue of $402 million in fiscal year 2014 and 1,800 employees in 18 countries worldwide. For more information, visit www.kadant.com.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our expected future financial and operating performance, demand for our products, and economic and industry outlook. Our actual results may differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the year ended January 3, 2015. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenue from large capital equipment and systems projects; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; our customers’ ability to obtain financing for capital equipment projects; changes in government regulations and policies; the oriented strand board market and levels of residential construction activity; development and use of digital media; price increases or shortages of raw materials; dependence on certain suppliers; international sales and operations; disruption in production; our acquisition strategy; our internal growth strategy; competition; soundness of suppliers and customers; our effective tax rate; future restructurings; soundness of financial institutions; our debt obligations; restrictions in our credit agreement; loss of key personnel; reliance on third-party research; protection of patents and proprietary rights; failure of our information systems or breaches of data security; fluctuations in our share price; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

###